UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 8, 2018

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Brannan Street

San Francisco, California  94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

Departure of Richard Campione

On January 8, 2018, Splunk Inc. (the “Company”) and Richard Campione, the Company’s Chief Product Officer, entered into a Transition Plan and Release Agreement (the “Agreement”) pursuant to which Mr. Campione’s employment with the Company will terminate on January 31, 2018.  The Agreement provides that during the period of transition, Mr. Campione will continue to receive his current base salary and continue his current participation in the Company’s annual executive bonus plan for the fiscal year ending January 31, 2018 (“fiscal 2018”), benefit plans, and equity plans.  The Agreement also provides, among other things, that if Mr. Campione complies with the terms of the Agreement and signs a Release Agreement, then upon his termination, he will be entitled to receive: (1) a lump sum payment equal to six months of his then-current base salary, (2) a lump sum payment equal to the unpaid portion of his annual fiscal 2018 bonus based on actual achievement of the applicable performance metrics for fiscal 2018, (3) continued health coverage for six months or until he becomes eligible for group health insurance benefits from another employer or entity, whichever occurs first, or, if providing such benefit would result in an excise tax to the Company, a lump sum payment of $12,000 subject to certain terms set forth in the agreement, (4) six months accelerated vesting with respect to all equity awards (consisting of restricted stock units and performance units) held by Mr. Campione, and (5) Company-paid outplacement benefits for up to six months following Mr. Campione’s termination. With respect to his fiscal 2018 performance units (the “PSU”), the number of shares that will become earned and eligible to vest under the PSU agreement will be calculated based on actual performance during fiscal 2018 as determined by the Compensation Committee of the Company’s Board of Directors following the completion of the Company’s annual financial statement audit for fiscal 2018, which is expected to occur in late March 2018. The earned PSU shares will be eligible to vest as set forth under the PSU agreement as to 25% of the earned PSU shares that otherwise would have vested on March 10, 2018 plus an additional 1/16th of the earned PSU shares that otherwise would have vested on June 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLUNK INC.

By:	/s/ David F. Conte
David F. Conte Senior Vice President and Chief Financial Officer

Date:  January 10, 2018